UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 22, 2013
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 22, 2013, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (“Walmart”) appointed Pamela J. Craig as a director of Walmart. Ms. Craig will serve on the Audit Committee of the Board. There is no arrangement or understanding between Ms. Craig and any other persons or entities pursuant to which Ms. Craig was appointed as a director.
Upon her appointment to the Board, Ms. Craig became entitled to a prorated portion of the non-management directors’ compensation for the term ending on the date of Walmart’s 2014 Annual Shareholders’ Meeting. The components of Walmart’s non-management director compensation were disclosed in Walmart’s proxy statement dated April 22, 2013 relating to the Annual Shareholders’ Meeting held on June 7, 2013. As part of her non-management director compensation, on November 22, 2013, Ms. Craig received a prorated stock award in the amount of 1,177 shares of Walmart common stock.  Ms. Craig will also receive a prorated portion of the remaining $75,000 of the annual retainer payable to non-management directors, which will be paid quarterly through the 2014 Annual Shareholders’ Meeting, and which she may elect to take in cash or Walmart common stock, defer in stock units, defer in an interest bearing account, or receive in any combination thereof.

A copy of the press release announcing Ms. Craig’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1    Press Release dated November 22, 2013, announcing appointment of Pamela J. Craig to the Board

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 22, 2013

WAL-MART STORES, INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release dated November 22, 2013 announcing appointment of Pamela J. Craig to the Board